Exhibit 3.109

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE,  DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “FAUQUIER PARTNER, LLC”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2013, AT 2:08 O’CLOCK P.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
5359218 8100	AUTHENTICATION:	0558145

130830552	DATE :	07-02-13
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:15 PM 06/28/2013
FILED 02:08 PM 06/28/2013
SRV 130830552 - 5359218 FILE

CERTIFICATE OF FORMATION
OF

FAUQUIER PARTNER, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is Fauquier Partner, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 27th day of June, 2013.

/s/ Christy S. Green
Christy S. Green
Authorized Person